Exhibit 10.4
Execution Version

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of July 15, 2014, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation with offices located at 5600 Blazer Parkway, Dublin, OH 43017 (“Borrower”).
RECITALS
A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of March 4, 2014 (as amended from time to time, the “Loan Agreement”).
B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Collateral Agent and Lenders (i) permit Borrower to enter into a joint venture with R-NAV, LLC, and in connection therewith, (a) provide an exclusive license of certain intellectual property to R-NAV, LLC and (b) make certain cash Investments in R-NAV, LLC as more fully set forth below, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Collateral Agent and Lenders have agreed to modify such consent and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:
“Permitted Indebtedness” means (a) the Obligations, (b) Indebtedness existing on the Effective Date and set forth on the Perfection Certificate delivered to Collateral Agent as of the Effective Date and Permitted Refinancings thereof, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person and Permitted Refinancings thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) Subordinated Debt, (e) Indebtedness in respect of financing of insurance premiums not to exceed Three Hundred Thousand Dollars ($300,000.00) in any fiscal year and (f) Indebtedness in an aggregate principal amount not to exceed Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($666,666) incurred in connection with the R-NAV, LLC Transaction; provided the same is, at all times, subject to a Subordination Agreement in favor of Collateral Agent, in form and content reasonably acceptable to Collateral Agent.
“Permitted Investments” means (a) Investments existing on the Closing Date and set forth on the Perfection Certificate delivered to Collateral Agent as of the Effective Date, (b) subject to Section 6.6, Investments in cash and Cash Equivalents, (c) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (d) extensions of trade credit (other than to Affiliates of Borrower or any Subsidiary) in the ordinary course of business, (e) Investments received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (f) loans and advances to employees of Borrower to finance travel, entertainment and relocation expenses and other business purposes in the ordinary course of business in an aggregate outstanding principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time, (g) Investments consisting of non-cash loans made by Borrower to officers, directors and employees of Borrower which are used by such Persons to purchase simultaneously the stock of Borrower, (h) Investments permitted under Borrower’s Investment Policy delivered to Collateral Agent prior to the Closing Date, (i) joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of Investments of cash, Cash Equivalents or tangible assets; provided, that Borrower shall be permitted to enter into the R-NAV, LLC Transaction and to (1) make a cash investment not to exceed the principal amount of One Million Dollars ($1,000,000) in R-NAV, LLC in connection with the R-NAV Transaction and (2) grant exclusive licenses relating to the Borrower’s Manocept technology and limited to the field of drugs for the diagnosis and treatment of rheumatologic conditions in humans and animals, including rheumatoid arthritis, psoriatic arthritis, ankylosing spondylitis and further including manifestations of the joint, cartilage, synovium or enthuses, required under (and in accordance with) the terms of the R-NAV Transaction Documents, (j) Permitted Acquisitions and (k) Investments in foreign Subsidiaries of Borrower in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) in any fiscal year.
“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arm’s length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement and (C) exclusive licenses relating to the Borrower’s Manocept technology and limited to the field of drugs for the diagnosis and treatment of rheumatologic conditions in humans and animals, including rheumatoid arthritis, psoriatic arthritis, ankylosing spondylitis and further including manifestations of the joint, cartilage, synovium or enthuses, granted pursuant to that certain “Navidea License Agreement” to be entered into by and between R-NAV, LLC and the Borrower, under and in accordance with the terms of the R-NAV Transaction Documents.
“R-NAV, LLC Transaction” means the actions to be completed in accordance with the R-NAV Transaction Documents.
“R-NAV Transaction Documents” means (i) that certain “Series A Preferred Unit Purchase Agreement” by and among R-NAV, LLC and the Purchasers, including the Borrower, party thereto, (ii) that certain “Navidea Services Agreement” to be entered into by and between R-NAV, LLC and the Borrower, (iii) that certain “Navidea License Agreement” to be entered into by and between R-NAV, LLC and the Borrower, (iv) that certain “Option to Acquire TcRA Imaging, Inc.” to be entered into by and between R-NAV, LLC and the Borrower, (v) that certain “Option to Acquire SnRA Theragnostics, Inc.” and (vi) that certain Promissory Note in the principal amount of Six Hundred Sixty-Six Thousand Six Hundred and Sixty-Six Dollars ($666,666) to be granted by Borrower in favor of R-NAV, LLC; each in form and content reasonably acceptable to Collateral Agent and Lenders.
2.2    Collateral Agent and the Lenders hereby consent to Borrower’s execution, delivery and performance of the R-NAV Transaction Documents.
2.3    Collateral Agent and the Lenders hereby consent to Borrower’s consummation of the R-NAV, LLC Transaction in accordance with the R-NAV Transaction Documents as outlined above.
3.    Limitation of Amendment.
3.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) fully executed copies of the R-NAV Transaction Documents, (iii) a Subordination Agreement from R-NAV, LLC in favor of Collateral Agent and (iv) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT: OXFORD FINANCE LLC By: /s/ Mark Davis Name: Mark Davis Title: Vice President of Finance
LENDER: OXFORD FINANCE, LLC By: /s/ Mark Davis Name: Mark Davis Title: Vice President of Finance
BORROWER: NAVIDEA BIOPHARMACEUTICALS, INC. By: /s/ Brent L. Larson Name: Brent L. Larson Title: EVP & CFO

[Signature Page to First Amendment to Loan and Security Agreement]

1
108554154 v5